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                                                                    EXHIBIT 99.3
News Release
                                         FirstMerit Corporation
                                         111 Cascade Plaza, Akron, OH 44308-1103
                                         330 996-6300
                                         www.FirstMerit.com

                                                          FirstMerit Logo



For Release:                October 23, 1998


For Information Contact:    Dixie Vinez
                            Vice President/Marketing
                            (330) 384-7068



                 FIRSTMERIT/SECURITY FIRST ACQUISITION COMPLETED
                       SENIOR MANAGEMENT APPOINTMENTS MADE

Akron, Ohio . . . FirstMerit Corporation (FMER) today announced the completion of its acquisition of Security First Corporation of Mayfield Heights, Ohio. Its affiliates, Security Federal Savings and Loan Association of Cleveland and First Federal Savings of Kent will become part of FirstMerit Bank, N.A.

Customers will now have 157 offices and 179 ATMs in Northern Ohio to do their banking.

Sid A. Bostic, President and Chief Operating Officer of FirstMerit Corporation announced the following appointments:

JACK R. GRAVO, Executive Vice President, Administration/Finance of FirstMerit Corporation to President, FirstMerit Mortgage Corporation, Executive Vice President, FirstMerit Corporation and Director, FirstMerit Bank, N.A. FirstMerit Mortgage originates and services mortgage loans throughout the FirstMerit Bank market areas in Northeast Ohio, and is recording record volume in 1998.

AUSTIN J. MULHERN, President and Chief Operating Officer of Security First Corporation becomes Senior Vice President and Chief Financial Officer of both FirstMerit Corporation and FirstMerit Bank, N.A. and Director, FirstMerit Bank, N.A.

CHARLES F. VALENTINE, Chairman and Chief Executive Officer of Security First Corporation becomes Executive Vice President, FirstMerit Corporation, President and Chief Executive Officer, Construction Financing Division, FirstMerit Bank, N.A. and Director of FirstMerit Corporation and FirstMerit Bank, N.A.

FirstMerit is a $6.26 billion holding company. FirstMerit's principal wholly-owned subsidiaries, FirstMerit Bank, N.A., FirstMerit Mortgage Corporation, FirstMerit Credit Life Insurance Company and FirstMerit Community Development Corporation, serve Summit, Cuyahoga, Medina, Lorain, Stark, Wayne, Portage, Erie, Ashtabula, Lake, Geauga, Delaware, Madison and Franklin counties in Ohio.

















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